 EXHIBIT 99.01

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of

Shenzhen Qianhai Jin Wan Hong Industrial Co., Ltd.

Shenzhen, Guangdong Province, China

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Shenzhen Qianhai Jin Wan Hong Industrial Co., Ltd. (the “Company”) as of June 30, 2018 and 2017, and the related statements of comprehensive loss, changes in stockholders’ equity, and cash flows for the years then ended, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of June 30, 2018 and 2017, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 2 to the financial statements, the Company had a net loss of $838,722 and $810,927 for the years ended June 30, 2018 and 2017, respectively, and used cash in operating activities of $531,263 for the year ended June 30, 2018. Additionally, the Company had an accumulated deficit of $1,851,922 as of June 30, 2018. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regards to these matters are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Prager Metis CPAs, LLC

Hackensack, New Jersey

June 7, 2019

F-1

SHENZHEN QIANHAI JIN WAN HONG INDUSTRIAL CO., LTD

BALANCE SHEETS

	June 30, 2018	June 30, 2017
ASSETS
Current assets:
Cash and cash equivalents	$46,653	$321,253
Accounts receivable	17,774	101,350
Inventories	3,683,902	1,703,036
Advances to supplier	56,268	426
Amounts due from related parties	529,739	4,048,234
Other current assets	45,107	34,999
Total current assets	4,379,443	6,209,298

Intangible assets, net	44,248	-
Fixed assets, net	39,779	62,709
TOTAL ASSETS	$4,463,470	$6,272,007

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$693,893	$201,612
Accounts payable - related party	422,119	1,895,319
Advances from customers	51,813	625,134
Amounts due to related parties	698,264	90,725
Other current liabilities	13,142	129,360
Total current liabilities	1,879,231	2,942,150

Stockholders’ equity:
Paid in capital	4,517,182	4,517,182
Accumulated deficit	(1,851,922)	(1,013,200)
Accumulated other comprehensive loss	(81,021)	(174,125)
Total stockholders’ equity	2,584,239	3,329,857
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$4,463,470	$6,272,007

The accompanying Notes are an integral part of the Financial Statements.

F-2

SHENZHEN QIANHAI JIN WAN HONG INDUSTRIAL CO., LTD

STATEMENTS OF COMPREHENSIVE LOSS

	YEARS ENDED
	JUNE 30,
	2018	2017

Revenues	$2,935,065	$2,166,426
Cost of revenues	2,202,122	1,564,994
Gross profit	732,943	601,432
Selling expenses	215,524	256,173
General and administrative expenses	1,144,295	843,549
Bad debt expense - related party	211,846	312,637
Loss before income tax provision	(838,722)	(810,927)
Income tax provision	-	-
NET LOSS	(838,722)	(810,927)
OTHER COMPREHENSIVE INCOME (LOSS):
Foreign currency translation adjustment	93,104	(93,638)
COMPREHENSIVE LOSS	$(745,618)	$(904,565)

The accompanying Notes are an integral part of the Financial Statements.

F-3

SHENZHEN QIANHAI JIN WAN HONG INDUSTRIAL CO., LTD

STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

	Paid-in Capital	Accumulated Deficit	Other Comprehensive Income (Loss)	Total Equity
Balance - June 30, 2016	$4,517,182	$(202,273)	$(80,487)	$4,234,422
Net loss		(810,927)		(810,927)
Foreign currency translation adjustment			(93,638)	(93,638)
Balance - June 30, 2017	4,517,182	(1,013,200)	(174,125)	3,329,857
Net loss		(838,722)		(838,722)
Foreign currency translation adjustment			93,104	93,104
Balance - June 30, 2018	$4,517,182	$(1,851,922)	$(81,021)	$2,584,239

The accompanying Notes are an integral part of the Financial Statements.

F-4

SHENZHEN QIANHAI JIN WAN HONG INDUSTRIAL CO., LTD

STATEMENTS OF CASH FLOWS

	YEARS ENDED
	JUNE 30,
	2018	2017
Cash Flows From Operating Activities:
Net loss	$(838,722)	$(810,927)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	29,829	14,873
Bad debt - related party	211,846	312,637
Changes in operating assets and liabilities:
Accounts receivable	87,420	(99,394)
Advances to supplier	(56,759)	104,527
Inventories	(1,972,445)	(1,681,307)
Other current assets	(9,427)	(32,567)
Accounts payable	495,561	200,591
Accounts payable - related party	2,240,708	1,885,715
Advances from customers	(597,991)	621,966
Other current liabilities	(121,283)	109,294
Net cash provided by (used in) operating activities	(531,263)	625,408

Cash Flows From Investing Activities:
Acquisition of fixed assets	-	(56,888)
Acquisition of intangible assets	(49,980)	-
Net cash used in investing activities	(49,980)	(56,888)

Cash Flows From Financing Activities:
Amounts due from related parties	(321,123)	(118,530)
Amounts due to related parties	615,420	(151,342)
Net cash provided by (used in) financing activities	294,297	(269,872)

Effect of exchange rate changes on cash and cash equivalents	12,346	1,066
Net increase (decrease) in cash and cash equivalents	(274,600)	299,714
Cash and cash equivalents at beginning of year	321,253	21,539
Cash and cash equivalents at end of year	$46,653	$321,253

Supplemental disclosures of cash flow information:
Cash paid during the periods for:
Interest	$-	$-
Income taxes	$-	$-

Non-cash investing and financing activities:
Accounts payable - related party and amounts due from related parties settled by three-party agreements	$3,784,304	$-

The accompanying Notes are an integral part of the Financial Statements.

F-5

SHENZHEN QIANHAI JIN WAN HONG INDUSTRIAL CO., LTD

NOTES TO FINANCIAL STATEMENTS

JUNE 30, 2018 AND 2017

NOTE 1 – NATURE OF BUSINESS

Shenzhen Qianhai Jin Wan Hong Industrial Co., Ltd. (the “Company” or “Jin Wan Hong Industrial”) was formed under the laws of the People’s Republic of China (the “PRC”) on December 29, 2015. Jin Wan Hong Industrial is engaged in the packaging, distribution and sale of teas and other tea related products in China. To meet the diversified market needs and provide healthy tea products to its customers, Jinwanhing Industrial only purchases tea materials and products from certified tea providers and sells more than seven types of teas and tea products including black tea, green tea, oolong tea, puer tea, white tea, tea beverages, tea set, and other side products.

NOTE 2 – GOING CONCERN ANALYSIS AND MANAGEMENT PLANS

These financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. As reflected in our accompanying financial statements, the Company had a net loss of $838,722 and $810,927 for the years ended June 30, 2018 and 2017, respectively, and used cash in operating activities of $531,263 for the year ended June 30, 2018. Additionally, the Company had an accumulated deficit of $1,851,922 as of June 30, 2018. Management believes that these matters raise substantial doubt about the Company’s ability to continue as a going concern for twelve months from the issuance date of this report. Although Management believes that they will ultimately turn the business around and achieve its profitability and generate positive cash flows, there is no assurance that the Company will achieve profitable operations and become cash flow positive in the near future. Management believes that its capital resources are not currently adequate to continue operating and maintaining its business strategy for a period of twelve months from the issuance date of this report. To financing its operations, Management plans to attract debt and equity financing in the capital markets as well as from its related parties. However, there is no assurance that the management’s plan will be successfully achieved. If the Company is unable to turn around the business in a short period of time or unable to raise additional capital or secure additional lending, the Company may need to curtail or cease its operations. These financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The Company’s financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”).

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the amount of revenues and expenses during the reporting periods. Management makes these estimates using the best information available at the time the estimates are made. However, actual results could differ materially from those results.

Revenue Recognition

Revenues from product sales, net of promotional discounts and a value-added tax (VAT), are recorded when products are delivered, title passes to customers and collection is likely to occur. No product return or sales discount allowance is made as products delivered and accepted by customers are normally not returnable and sales discounts are normally not granted after products are delivered. Payments received before all of the relevant criteria for revenue recognition are satisfied are recorded as advances from customers.

F-6

The Company recognizes revenue in accordance with the following five-step model:

•	identify arrangements with customers;

•	identify performance obligations;

•	determine transaction price;

•	allocate transaction price to the separate performance obligations in the arrangement, if more than one exists; and

•	recognize revenue as performance obligations are satisfied.

Accounting Standards Update (“ASU”) No. 2014-9, Revenue from Contracts with Customers (“ASU 2014-9”), is a comprehensive revenue recognition standard that superseded nearly all existing revenue recognition guidance. The Company adopted the standard for the financial statements and related disclosures for the years ended June 30, 2018 and 2017.

Cash and cash equivalents

The Company considers all cash on hand and in banks, certificates of deposit with banks and other highly-liquid investments with maturities of three months or less, when purchased, to be cash and cash equivalents. There is no insurance securing these deposits in China. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant risks on its cash in bank accounts.

Accounts receivable

Accounts receivable are recognized and carried at the original invoice amounts less an allowance for any uncollectible amount. The Company determines whether an allowance for doubtful accounts is required by evaluating specific accounts where information indicates the customers may have an inability to meet financial obligations. In these cases, we use assumptions and judgment, based on the best available facts and circumstances, to record a specific allowance for those customers against amounts due to reduce the receivable to the amount expected to be collected. These specific allowances are re-evaluated and adjusted as additional information is received. The amounts calculated are analyzed to determine the total amount of the allowance. We may also record a general allowance as necessary. No allowance for doubtful accounts was recorded for the years ended June 30, 2018 and 2017, respectively.

Advances to suppliers

Our suppliers are primarily suppliers of tea leave raw materials and packaging materials. We perform ongoing credit evaluations of our suppliers’ financial conditions. We generally do not require collateral or security against advances to suppliers.

Inventories

Inventory is valued at the lower of cost (determined on a weighted average basis) or market. Inventories consist of raw materials, finished goods and packaging materials. The Company reviews its inventories regularly for possible obsolete goods and establishes reserves when determined necessary. At June 30, 2018 and 2017, the Company had no reserve for obsolete goods. No inventory markdown was recorded for the years ended June 30, 2018 and 2017, respectively.

Fixed assets

Fixed assets are recorded at cost. Gains or losses on disposals are reflected as gain or loss in the year of disposal. All ordinary repair and maintenance costs are expensed as incurred.

Depreciation for financial reporting purposes is provided using the straight-line method over the estimated useful lives of the assets:

Estimated Useful Life
Machinery and equipment	3 years
Office equipment	3-5 years
Vehicles	5 years

F-7

Impairment of Long-lived Assets

We evaluate our long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable through the estimated undiscounted cash flows expected to result from the use and eventual disposition of the assets. Whenever any such impairment exists, an impairment loss will be recognized for the amount by which the carrying value exceeds the fair value.

Intangible Assets

The Company records intangible assets acquired individually or as part of a group at fair value. Intangible assets with definitive lives are amortized over the useful life of the intangible asset, which is the period over which the asset is expected to contribute directly or indirectly to the entity’s future cash flows.

Advances from customers

Payments received before all the relevant criteria for revenue recognition are satisfied are recorded as advance from customers. When all revenue recognition criteria are met, the advances from customers are recognized as revenue.

Income taxes

The Company accounts for income taxes using an asset and liability approach which allows for the recognition and measurement of deferred tax assets based upon the likelihood of realization of tax benefits in future years. Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future deductibility is uncertain.

Under ASC 740, a tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The evaluation of a tax position is a two-step process. The first step is to determine whether it is more-likely-than-not that a tax position will be sustained upon examination, including the resolution of any related appeals or litigations based on the technical merits of that position. The second step is to measure a tax position that meets the more-likely-than-not threshold to determine the amount of benefit to be recognized in the financial statements. A tax position is measured at the largest amount of benefit that is greater than 50 percent likely of being realized upon ultimate settlement. Tax positions that previously failed to meet the more-likely-than-not recognition threshold should be recognized in the first subsequent period in which the threshold is met. Previously recognized tax positions that no longer meet the more-likely-than-not criteria should be de-recognized in the first subsequent financial reporting period in which the threshold is no longer met. Penalties and interest incurred related to underpayment of income tax are classified as income tax expense in the year incurred.

Foreign currency translation

The reporting currency of the Company is the US dollar. The functional currency of the Company and its subsidiaries is the Chinese Yuan or Renminbi (“RMB”). For the Company and its subsidiaries whose functional currencies are other than the US dollar, all asset and liability accounts were translated at the exchange rate on the balance sheet date; stockholders’ equity is translated at the historical rates and items in the income statement and cash flow statements are translated at the average rate in each applicable period. Translation adjustments resulting from this process are included in accumulated other comprehensive income in the statement of stockholders’ equity. The resulting translation gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred.

The following exchange rates were used to translate the amounts from RMB into United States dollars (“USD$”) for the respective years:

	June 30,	June 30,
	2018	2017
Year End Exchange Rate (RMB/USD)	6.6166	6.7744
Average Year Exchange Rate (RMB/USD)	6.5086	6.8089

F-8

Fair values of financial instruments

ASC 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 describes three levels of inputs that may be used to measure fair value:

Level 1 – quoted prices in active markets for identical assets or liabilities.

Level 2 – quoted prices for similar assets and liabilities in active markets or inputs that are observable

Level 3 – inputs that are unobservable (for example cash flow modeling inputs based on assumptions)

The Company’s financial instruments primarily consist of cash and cash equivalents, accounts receivable, other receivables, advances to suppliers, accounts payable, other payables, tax payable, and related party advances and borrowings. As of the balance sheet dates, the estimated fair values of the financial instruments were not materially different from their carrying values as presented on the balance sheets. This is attributed to the short maturities of the instruments and that interest rates on the borrowings approximate those that would have been available for loans of similar remaining maturity and risk profile at respective balance sheet dates.

Recent accounting pronouncements

In January 2016, the FASB issued ASU No. 2016-01, “Financial Instruments - Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities” (“ASU 2016-01”). The standard addresses certain aspects of recognition, measurement, presentation, and disclosure of financial instruments. ASU 2016-01 is effective for fiscal years, and interim periods within those years, beginning after December 15, 2017, and early adoption is not permitted. Accordingly, the standard is effective for us on September 1, 2018. However, we do not believe that the standard has any significant impact on our financial statements.

In February 2016, FASB issued ASU 2016-02, “Leases” to amend the accounting guidance for leases. The accounting applied by a lessor is largely unchanged under ASU 2016-02. However, the standard requires lessees to recognize lease assets and lease liabilities for leases classified as operating leases on the balance sheet. Lessees will recognize in the statement of financial position a liability to make lease payments and a right-of-use asset representing its right to use the underlying asset for the lease term. For leases with a term of 12 months or less, a lessee is permitted to make an accounting policy election by class of underlying asset not to recognize lease assets and lease liabilities. If a lessee makes this election, it will recognize lease expense for such leases generally on a straight-line basis over the lease term. ASU 2016-02 is effective for fiscal years beginning after December 15, 2018 and early adoption is permitted. The Company is currently assessing the impact of the guidance on its financial statements and related disclosures.

In June 2016, the FASB issued ASU 2016-13, Financial Instruments - Credit Losses (Topic 326): The amendments in this Update require a financial asset (or a group of financial assets) measured at amortized cost basis to be presented at the net amount expected to be collected. The amendments broaden the information that an entity must consider in developing its expected credit loss estimate for assets measured either collectively or individually. The use of forecasted information incorporates more timely information in the estimate of expected credit loss, which will be more decision useful to users of the financial statements. ASU 2016-13 is effective for the Company for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. Early adoption is allowed as of the fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. The Company is still evaluating the effect that this guidance will have on the Company’s financial statements and related disclosures.

In August 2016, the FASB issued ASU 2016-15, Statement of Cash Flows (Topic 230): The amendments in this Update apply to all entities, including both business entities and not-for-profit entities that are required to present a statement of cash flows under Topic 230. The amendments in this Update provide guidance on the following eight specific cash flow issues. The amendments are an improvement to GAAP because they provide guidance for each of the eight issues, thereby reducing the current and potential future diversity in practice described above. ASU 2016-15 is effective for the Company for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years. Early adoption is permitted, including adoption in an interim period. The Company is still evaluating the effect that this guidance will have on the Company’s consolidated financial statements and related disclosures.

In November 2016, the FASB issued ASU No. 2016-18, Statement of Cash Flows (Topic 230): “Restricted Cash” (“ASU 2016-18”). ASU 2016-18 requires that a statement of cash flows explain the change during the period in the total of cash, cash equivalents, and amounts generally described as restricted cash or restricted cash equivalents. This update is effective in fiscal years, including interim periods, beginning after December 15, 2017 and early adoption is permitted. The adoption of this guidance will result in the inclusion of the restricted cash balances within the overall cash balance and removal of the changes in restricted cash activities, which are currently recognized in other financing activities, on the Statements of Consolidated Cash Flows. Furthermore, an additional reconciliation will be required to reconcile Cash and cash equivalents and restricted cash reported within the Consolidated Balance Sheets to sum to the total shown in the Statements of Consolidated Cash Flows. The Company evaluated this guidance and determined that there is no significant impact on the Company’s Financial Statements and disclosures.

Other recent accounting pronouncements issued by the FASB, including its Emerging Issues Task Force, the American Institute of Certified Public Accountants, and the Securities and Exchange Commission did not or are not believed by management to have a material impact on the Company’s present or future financial statements.

F-9

NOTE 4 – INVENTORIES

Inventories consisted of the following:

	June 30,	June 30,
	2018	2017
Teas	$3,615,781	$1,650,260
Tea sets and teawares	60,735	38,929
Packing materials	7,386	13,847
Total inventories	$3,683,902	$1,703,036

NOTE 5 – FIXED ASSETS, NET

Fixed assets consisted of the following:

	June 30,	June 30,
	2018	2017
Machinery and equipment	$53,069	$51,833
Office equipment	11,926	11,648
Vehicles	15,114	14,761
Total fixed assets	80,109	78,242

Less: accumulated depreciation	(40,330)	(15,533)
Total fixed assets, net	$39,779	$62,709

NOTE 6 – INTANGIBLE ASSET, NET

The Company’s intangible asset only consisted of a computer software which was acquired during the year ended June 30, 2018. The total cost of the software is amortized using the straight-line method over five years. The intangible assets were as follows:

	June 30,	June 30,
	2018	2017
Accounting software	$49,164	$-
Less: accumulated amortization	(4,916)	-
Total intangible assets, net	$44,248	$-

NOTE 7 – INCOME TAX

Under the Law of the People’s Republic of China on Enterprise Income Tax (“New EIT Law”), which was effective January 1, 2008, both domestically-owned enterprises and foreign-invested enterprises are subject to a uniform tax rate of 25%. The Company had recorded no income tax provisions for the years ended June 30, 2018 and 2017.

F-10

The components of deferred income tax assets were as follows:

	June 30,	June 30,
	2018	2017
Deferred tax assets:
Net operating loss	$462,980	$253,300
Total deferred taxassets	462,980	253,300

Less valuation allowance	(462,980)	(253,300)
	$-	$-

The Company periodically evaluates the likelihood of the realization of deferred tax assets, and adjusts the carrying amount of the deferred tax assets by the valuation allowance to the extent that the future realization of the deferred tax assets is not judged to be more likely than not. The Company considers many factors when assessing the likelihood of future realization of its deferred tax assets, including its recent cumulative earnings experience by taxing jurisdiction, expectations of future taxable income or loss, the carryforward periods available to the Company for tax reporting purposes, and other relevant factors.

At June 30, 2018 and 2017, based on the weight of available evidence, including cumulative losses in recent years and expectations of future taxable income, the Company determined that it was more likely than not that its deferred tax assets would not be realized and have a 100% valuation allowance associated with its deferred tax assets.

NOTE 8 – RELATED PARTY TRANSACTIONS AND BALANCES

Related party balances

(i) Accounts payable – related party

On June 30, 2018 and 2017, accounts payable to related party of $422,119 and $1,895,319, respectively, pertains to payable in respect to the purchase of inventory from Lincang ChengTaiChange Tea Industry Co, Ltd. (“Lincang ChengTaiChange”), a company controlled by the Company’s CEO and Chairman of Board of Directors.

(ii) Amounts due from related parties:

The amounts due from related parties were $529,739 and $4,048,234 for the years ended June 30, 2018 and 2017, respectively. They were non-trade related balances that pertain to the rental receivable and other receivables in respect to the expense payments made by the Company on behalf of the related parties with common ultimate investors. The amounts due from related parties are non-interest bearing and due on demand. The details of non-trade related balances with such parties are as follows:

Name of related party	June 30, 2018	June 30, 2017
Xiaoyang Zhang	$608	$807
Henan Jinwanhong Industrial Co. Ltd.	-	2,120,457
Shenzhen Qianhai Jinwanhong Fund Management Co. Ltd.	68,300	32,859
Henan Fanpuguizhen Trading Co. Ltd.	460,831	442,844
Shufeng Lu	-	332,573
Century Wanhong (Beijing) Trading Co. Ltd.	-	37,825
Shenzhen Qianhai Jinwanhong Financial Information Co. Ltd.	-	1,080,869
Total amounts due from related parties	$529,739	$4,048,234

On May 31, 2019, Mr. Shufeng Lu signed a loan payment guarantee agreement with the Company for the amounts of $460,831 due from Henan Fanpuguizhen Trading Co. (“Henan Fanpuguizhen”). Per this agreement, Mr. Shufeng Lu guarantees that Henan Fanpuguizhen will pay back the entire loan of $460,831 to the Company by June 30, 2019. If Henan Fanpuguizhen fails to pay back the loan (either entire amount or partial amount) by June 30, 2019, Mr. Shufeng Lu will make the payment using his own fund or reduce his receivables from the Company by the same amount that Henan Fanpuguizhen owes to the Company as of June 30, 2019.  This guarantee agreement is effective immediately and lasts for two years. Therefore, this agreement is not only applied to the current balance due from Henan Fanpuguizhen, but also applied to any new amounts due from Henan Fanpuguizhen that will occur within the two years since the agreement is signed.

The amounts of $211,846 and $312,637 due from related party, Jinwanhong (Guangzhou) Tea Co., Ltd, were uncollectable and written off as bad debt during the years ended June 30, 2018 and 2017, respectively.

F-11

(iii) Amounts due to related parties:

The amounts due to related parties were $698,264 and $90,725 for the years ended June 30, 2018 and 2017, respectively. They were non-trade related balances that pertain to the other payables to the related parties in respect to their payments for the Company’s expenses and the Company’s borrowings from the related parties. The amounts due to related parties are non-interest bearing and payable on demand. The details of non-trade related balances with such parties are as follows:

Name of related party	June 30, 2018	June 30, 2017
Shufeng Lu	$570,379	$-
Zeming Wu	6,045	5,905
Henan Jinwanhong Industrial Co. Ltd.	75,568	-
Century Wanhong (Beijing) Trading Co. Ltd.	42,703	-
Shenzhen Qianhai Jinwanhong Cultural Media Co. Ltd.	3,569	84,820
Total amounts due to related parties	$698,264	$90,725

Related party transactions

(i) Purchases from related party (see NOTE 9)

During the years ended June 30, 2018 and 2017, the purchases of raw materials and packaging materials from the related party with the common ultimate investors were $3,380,956 and $2,762,814, respectively.

(ii) Related party agreements:

On June 30, 2018, the Company signed an agreement, called “Three-Party Agreement”, with Lincang ChengTaiChang and Shenzhen Qianhai Jinwanhong Culture Media Co., Ltd. (“Culture Media”). Per this agreement, all the above three parties agreed that the Company transferred its right for the receivable of $180,396 from Culture Media to Lincang ChengTaiChang, and Culture Media assumed the payable liability to Lincang ChengTaiChang.

On June 30, 2018, the Company signed another agreement, also called “Three-Party Agreement”, with Lincang ChengTaiChang and Henan Jinwanhong Industrial Co. Ltd. (“Henan Jinwanhong”). Per this agreement, all the above three parties agreed that the Company transferred its right for the receivable of $2,274,858 from Henan Jinwanhong to Lincang ChengTaiChang, and Henan Jinwanhong assumed the payable liability to Lincang ChengTaiChang.

On June 30, 2018, the Company signed the third “Three-Party Agreement”, with Lincang ChengTaiChang and Shenzhen Qianhai Jinwanhong Financial Information Co. Ltd. (“JWH Financial Information”). Per this agreement, all the above three parties agreed that the Company transferred its right for the receivable of $1,267,280 from JWH Financial Information to Lincang ChengTaiChang, and JWH Financial Information assumed the payable liability to Lincang ChengTaiChang.

On June 30, 2018, the Company signed an agreement with Mr. Shufeng Lu, the Company’s CEO and an ultimate investor. Per this agreement, Mr. Shufeng Lu agreed to take uncollectable receivable of $278,526 and lost prepayment for inventory of $318,593 as a personal loan to the Company. The loan is unsecured, payable on demand, and carries no interest.

NOTE 9 – MARKET AND VENDOR CONCENTRATIONS

Market Concentration

All the Company’s revenue-generating operations are conducted in the PRC. Accordingly, the Company’s business, financial condition and results of operations may be influenced by the political, economic and legal environments in the PRC, and the general state of the PRC’s economy.

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The Company’s operations in the PRC are subject to specific considerations and significant risks that are not typically associated with companies in North America and Western Europe. These include risks associated with, among other things, the political, economic and legal environment. The Company’s results may be adversely affected by, among other things, changes in governmental policies with respect to laws and regulations, anti-inflationary measures, and rates and methods of taxation.

Vendor Concentration

Lincang ChengTaiChang is a Company’s related party and a major vendor, from which the Company purchased approximately 78.5% and 89.6% of its inventory of packaging materials and teas during the years ended June 30, 2018, and 2017, respectively. The Company purchased variety of materials and teas from Lincang ChengTaiChang during the years ended June 30, 2018 and 2017 in accordance with the purchase contracts signed by the Company and Lincang ChengTaiChang. Total purchases from Lincang ChengTaiChang amounted to $3,380,956 and $2,762,814 for the years ended June 30, 2018, and 2017, respectively. The purchases from one other vendor represented 11.5% of the Company’s total purchases for the year ended June 30, 2018.

The Company sold 11 and 9 products during the years ended June 30, 2018 and 2017, respectively. Sales of one of the products represented 67.3% and 67.2% of total sales for the year ended June 30, 2018 and 2017, respectively, and sales of another product represented 11.1% and 8.0% of total sales for the year ended June 30, 2018 and 2017, respectively.

NOTE 10 – SUBSEQUENT EVENTS

The Company has evaluated subsequent events that have occurred after the date of the balance sheet through June 7, 2019 and determined that no subsequent event requires recognition or disclosure to the financial statements.

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